CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated September 27, 1996 for Dreyfus Midcap Value Fund, Dreyfus International Value Fund, and Dreyfus Emerging Leaders Fund included in this Registration Statement (Form N-1A Nos. 33-51061; 811-7123) of Dreyfus Growth and Value Funds, Inc.



                                       ERNST & YOUNG LLP


New York, New York
December 16, 1996